Exhibit 99.1

Caesars Entertainment, Inc. Announces Agreement to Sell Tropicana Evansville

to Gaming and Leisure Properties and Twin River Worldwide Holdings

Reno, Nev. and Las Vegas (Oct. 27, 2020) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars” or “CZR”) today announced a definitive agreement to sell Tropicana Evansville to Gaming and Leisure Properties and Twin River Worldwide Holdings for $480 million in cash, subject to a customary working capital adjustment.

Pursuant to the terms of an exchange agreement with Gaming and Leisure Properties, Caesars has agreed to add the real estate associated with Isle Casino Hotel Waterloo and Isle Casino Hotel Bettendorf to the GLPI Master Lease, giving us full ownership of Tropicana Evansville and the ability to sell it in whole.

“I want to thank all of our Evansville Team Members for their hard work and dedication, especially during the COVID-19 pandemic, and we wish them the best under Twin River’s ownership,” said Tom Reeg, CEO of Caesars Entertainment, Inc.

The transaction is expected to close in mid-2021 and is subject to regulatory approvals and other customary closing conditions.

Milbank LLP represented Caesars Entertainment on the transaction.

About Caesars Entertainment, Inc.

Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the U.S. and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. Caesars Entertainment offers diversified amenities and one-of-a-kind destinations, with a focus on building loyalty and value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the strategies, objectives and plans for future development or acquisitions of properties or operations of Caesars, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although the expectations, beliefs and projections are expressed in good faith and with what is believed to be a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include, without limitation: (a) the effects of the COVID-19 public health emergency, including (i) the impact of the actions taken to contain the public health emergency or mitigate its impact, (ii) the direct and indirect economic effects of the public health emergency and measures to contain it (including various state governments’, tribal authorities’ and/or regulatory authorities’ issuance of directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders, any of which may result in the closure of business operations) and (iii) changes and instability in global, national and regional economic activity and financial market activity as a result of the COVID-19 public health emergency and the impact on consumer discretionary spending and travel, all of which are highly uncertain and cannot be predicted with confidence; (b) legislative, regulatory and economic developments, including regulatory approval of the sale of Tropicana Evansville; (c) the fact that the transactions contemplated by the transaction agreements for the sale of Tropicana Evansville may not be completed on the terms contemplated or at all, including because the sale is conditioned upon the receipt of regulatory approvals, and other closing conditions, and the potential adverse reactions or changes to business, customer, management or employee relationships, including those resulting from the announcement or completion of the contemplated sale; and (c) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CZR’s respective most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on the websites of Caesars or otherwise, and Caesars does not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contacts

For Caesars Entertainment

Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047

Media Relations: Celena Haas-Stacey, chaas@caesars.com

Source: Caesars Entertainment, Inc.

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